Exhibit 99.1
Alseres Pharmaceuticals, Inc. Receives Notice of De-Listing of Its Securities for Failure to Regain Compliance with Continued Listing Requirements
Hopkinton, MA —April 14, 2009 — Alseres Pharmaceuticals, Inc. (NASDAQ: ALSE) announced that on April 9, 2009 it received a NASDAQ Staff Determination indicating that the Company has not regained compliance with the minimum $35 million market value of listed securities requirement set forth in NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Rule”), and that, accordingly, the Company’s common stock will be delisted from The NASDAQ Capital Market unless the Company requests an appeal of the determination. The Company intends to appeal the determination by requesting a written hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Consequently, the Company’s common stock will remain listed on The NASDAQ Capital Market until the Panel renders a decision following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.
If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue quotation of the Company’s common stock on the OTC Bulletin Board or listing on a securities exchange or association with different listing standards than NASDAQ.
About Alseres Pharmaceuticals, Inc.
Alseres Pharmaceuticals, Inc. (ALSE) is engaged in the development of diagnostic and therapeutic products primarily for disorders in the central nervous system (CNS). The Company has a robust molecular imaging development program targeting diagnosis of Parkinson’s disease and potentially dementia. The Company’s lead molecular imaging product candidate is Altropane which is in Phase III clinical trials for the diagnosis of Parkinsonian Syndromes including Parkinson ‘s disease. The Company maintains a world-class intellectual property position in the field of regenerative therapeutics. Cethrin, a recombinant-protein-based drug designed to promote nerve repair after acute spinal cord injury, demonstrated positive interim results in a Phase I/IIa clinical trial. The Company’s research and pre-clinical programs include, Inosine for the treatment of spinal cord injury and stroke, Oncomodulin for the treatment of ocular injury and disease and research programs directed at a number of regenerative therapies including bone repair.
Forward-Looking Statements
The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Alseres’ future expectations, beliefs, intentions, goals, strategies, plans or prospects regarding the future, including the Company’s ability to obtain financing, the development and commercialization of Altropane and Cethrin, the prospects of the Company’s CNS and regenerative therapeutics programs, the Company’s strategies to develop and commercialize axon regeneration technologies and the breadth of the Company’s technologies and intellectual property portfolio. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Alseres from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Alseres is providing the information in this press release as of this date and assumes no obligations to update the information in this press release.
Alseres, Cethrin and Altropane are registered trademarks of Alseres Pharmaceuticals, Inc.
Contact:
Ken Rice — 508-497-2360 ext. 226
Alseres Pharmaceuticals, Inc.
krice@alseres.com
SOURCE: Alseres Pharmaceuticals, Inc.
http://www.alseres.com/